Exhibit 99.1

Rapport Therapeutics Reports First Quarter 2026 Financials and Provides Business Update

Phase 2a follow-up period data for RAP-219 in focal onset seizures (FOS) demonstrated sustained seizure reduction, including a 90% median reduction in clinical seizures over baseline in weeks 9-12

RAP-219 Phase 2 trial in bipolar mania topline results now expected in the fourth quarter of 2026, ahead of previous 1H 2027 guidance

RAP-219 Phase 3 program in FOS remains on track for initiation in the second quarter of 2026

Pipeline programs, including RAP-219 long-acting injectable formulation, RAP-219 in primary generalized tonic-clonic seizures, and α6β4 nAChR in chronic pain and migraine, continue to advance

Strategic collaboration and license agreement entered into with Tenacia Biotechnology to develop and commercialize RAP-219 in Greater China across indications

Ended the first quarter of 2026 with $476.8 million in cash, cash equivalents and short-term investments, excluding restricted cash, expected to fund operations into the second half of 2029

BOSTON and SAN DIEGO, May 7, 2026 -- Rapport Therapeutics, Inc. (Nasdaq: RAPP) (“Rapport” or the “Company”), a clinical-stage biotechnology company dedicated to the discovery and development of small molecule precision medicines for patients with neurological or psychiatric disorders, today reported financial results for the quarter ending March 31, 2026, and provided a business update.

“We entered 2026 with strong momentum across the RAP-219 development program, highlighted by compelling new follow-up Phase 2a data recently presented at AAN that further reinforces RAP-219’s treatment effect in focal onset seizures and builds confidence as we enter our Phase 3 trials,” said Abraham N. Ceesay, chief executive officer of Rapport. “With multiple important development milestones ahead, including continued advancement of our epilepsy franchise, progress in bipolar mania, and development of our long-acting injectable formulation, we believe we are well positioned to continue building value across our pipeline.”

CORPORATE HIGHLIGHTS

RAP-219 in Epilepsy

•
Positive Phase 2a Follow-up Period Data Reinforces RAP-219’s Sustained Activity in Focal Onset Seizures. In April 2026, Rapport presented new 8-week follow-up period data from its Phase 2a trial of RAP-219 in patients with drug-resistant FOS at the American Academy of Neurology (AAN) Annual Meeting.
➢
Therapeutic levels of RAP-219 were sustained, resulting in continued biomarker and clinical responses in the 8-week follow-up period (weeks 9-16).
➢
RAP-219 continued to demonstrate clinically meaningful improvements in long episodes (LEs) and clinical seizures during the follow-up period, with an 80% median reduction in LEs and 90% median reduction in clinical seizures compared to baseline in weeks 9-12 and a 68% median reduction in LEs and 59% median reduction in clinical seizures compared to baseline in weeks 13-16.
➢
Based on pharmacokinetic (PK) data collected across the Company’s Phase 1 and Phase 2 trials and further supported by population PK modeling, RAP-219 is now estimated to have a 22-day half-life, compared to the prior reported estimate of 14 days.
•
Phase 3 Program in FOS. Following feedback from an end-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) in December 2025, the Company accelerated the initiation of its Phase 3 program in FOS, which is on track to begin in the second quarter of 2026.
•
Open-label Trial Initiated. The Company is enrolling patients from its Phase 2a FOS trial into an open-label, long-term safety trial. Data from the trial is expected to be released in the second half of 2026.
•
Expansion into Primary Generalized Tonic-Clonic Seizures (PGTCS). Building on the robust clinical data generated in FOS, Rapport plans to initiate a Phase 3 trial of RAP-219 in PGTCS in the first half of 2027, expanding its epilepsy franchise into the most common type of generalized seizure.

Additional Pipeline Updates

•
Bipolar Mania Phase 2 Trial Topline Results Expected Ahead of Plan. Enrollment in the Phase 2 trial is progressing well and topline results are now expected in the fourth quarter of 2026, ahead of the previous guidance of first half of 2027. Additionally, the Company modified the trial’s statistical analysis plan and increased target enrollment, enabling the trial to potentially be considered as confirmatory evidence of effectiveness. Following completion of the Phase 2 trial, and subject to the results, the Company plans to engage with the FDA in an End-of-Phase 2 meeting to align on the design of a potential Phase 3 program to support a New Drug Application for the treatment of bipolar mania.
•
Long-Acting Injectable Formulation Development Continues. Development of RAP-219’s long-acting injectable formulation continues to advance, with IND-enabling activities underway and initial Phase 1 pharmacokinetic data expected in 2027.
•
α6β4 Program Advancing Toward Clinic. Rapport continues IND-enabling activities for its α6β4 nAChR agonist development candidate, which is being developed as a potential novel non-opioid treatment for chronic pain and migraine.

Business Updates

•
Strategic Collaboration with Tenacia Biotechnology. In March 2026, Rapport entered into a strategic collaboration and license agreement with Tenacia Biotechnology (Hong Kong) Co., Ltd. (the Tenacia License Agreement) for the development and commercialization of RAP-219 in Greater China across indications, including FOS and bipolar mania.

FIRST QUARTER 2026 FINANCIAL RESULTS

•
Net Loss: Net Loss for the first quarter of 2026 was $19.9 million, as compared to $24.1 million for the prior year period.
•
Collaboration Revenue: Collaboration revenues were $20.0 million for the first quarter of 2026, as compared to zero for the prior year period due to the execution of the Tenacia License Agreement in the first quarter of 2026.

•
Research and Development (R&D) Expenses: R&D expense was $32.7 million for the first quarter of 2026, as compared to $19.6 million for the prior year period. The increase in R&D expense was primarily driven by operational costs related to clinical development and costs to support the progression of the Company’s overall pipeline.
•
General and Administrative (G&A) Expenses: G&A expense was $11.5 million for the first quarter of 2026, as compared to $7.5 million for the prior year period. The increase in G&A expense was primarily driven by costs associated with the growth of the business.
•
Cash Position: The Company ended the first quarter of 2026 with $476.8 million in cash, cash equivalents and short-term investments, excluding restricted cash, compared to $490.5 million as of December 31, 2025.
•
Cash Runway: The Company expects that cash, cash equivalents, and short-term investments as of March 31, 2026, will enable it to fund its operating expenses and capital expenditure requirements into the second half of 2029.

About RAP-219

RAP-219 is an investigational and potential first-in-class, clinical-stage TARPγ8-specific AMPA receptor (AMPAR) negative allosteric modulator (NAM). Whereas AMPARs are distributed widely in the central nervous system, the receptor associated protein (RAP) TARPγ8 is expressed only in discrete brain regions, including the hippocampus and neocortex, where focal seizures often originate. By contrast, TARPγ8 has minimal expression in the hindbrain, where drug effects are often associated with intolerable adverse events. With this precision approach, the Company believes RAP-219 has the potential to provide a differentiated profile as compared to traditional neuroscience medications. Due to the role of AMPA biology in various neurological disorders and the selective targeting of TARPγ8, the Company believes RAP-219 has pipeline-in-a-product potential and is evaluating the compound as a potential treatment for patients with focal onset seizures, primary generalized tonic-clonic seizures and bipolar mania. A long-acting injectable formulation of RAP-219 is also in development and could be the first of its kind in epilepsy.

About Rapport Therapeutics
Rapport Therapeutics is a clinical-stage biotechnology company dedicated to discovering and developing small molecule precision medicines for patients with neurological and psychiatric disorders. The Company’s founders made pioneering discoveries related to the function of receptor associated proteins (RAPs) in the brain, which form the basis of Rapport’s RAP technology platform. The platform enables a differentiated approach to generate precision small molecule product candidates with the potential to overcome many limitations of conventional neurology drug discovery. Rapport’s precision neuroscience pipeline includes the Company’s lead investigational drug, RAP-219, which is designed to achieve neuroanatomical specificity through selective targeting of a RAP expressed only in discrete regions of the brain. The pipeline is anchored by the Company’s epilepsy portfolio, including FOS and primary generalized tonic-clonic seizures, as well as bipolar mania. The Company is also advancing additional discovery and preclinical programs leveraging its platform, including in chronic pain and migraine and in hearing and vestibular disorders.

Availability of Other Information About Rapport Therapeutics
Rapport Therapeutics uses and intends to continue to use its Investor Relations website and LinkedIn (Rapport Therapeutics) as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website and LinkedIn, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcasts. The contents of the Company’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding: the clinical development of RAP-219 for the treatment of FOS, PGTCS and bipolar mania, including the initiation, timing, progress, results and future data releases of our ongoing and planned clinical trials; the expected timing and initiation of the Company’s Phase 3 trials in FOS; the expected timing and preliminary results of the open-label trial in FOS; the anticipated timing and topline results from the Company’s Phase 2 trial in bipolar mania; the anticipated timing of the Phase 3 trial in PGTCS; the anticipated timing of a Phase 1 trial for the long-acting injectable formulation of RAP-219; the potential of Rapport’s RAP technology platform; expectations for the efficacy, tolerability, and commercial potential of RAP-219; and expectations for Rapport’s uses of capital, expenses and financial results, including its cash runway into the second half of 2029.

Forward looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Rapport’s business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; Rapport’s ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; Rapport’s ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Rapport’s intellectual property protections; and risks related to the competitive landscape for Rapport’s product candidates; as well as other risks described in “Risk Factors,” in the Company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Rapport’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Rapport’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Rapport expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Contact
Leigh Salvo
New Street IR
investors@rapportrx.com

Condensed Consolidated Balance Sheet Data

(In thousands)

(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$78,056	$52,645
Accounts receivable	58	—
Short-term investments	398,726	437,894
Restricted cash	105	105
Prepaid expenses and other current assets	7,750	7,917
Total current assets	484,695	498,561
Property and equipment, net	2,518	2,976
Operating lease right of use asset, net	9,327	9,909
Other assets	1,057	985
Total assets	$497,597	$512,431
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$6,561	$4,190
Accrued expenses and other current liabilities	8,721	12,104
Operating lease liability	2,615	2,755
Total current liabilities	17,897	19,049
Operating lease liability, net of current portion	8,188	8,729
Total liabilities	26,085	27,778
Common Stock	48	48
Additional paid-in capital	727,054	719,287
Accumulated other comprehensive income	(505)	546
Accumulated deficit	(255,085)	(235,228)
Total stockholders’ equity	471,512	484,653
Total liabilities and stockholders’ equity	$497,597	$512,431

Condensed Consolidated Statement of Operations

(In thousands, except share and per share data)

(unaudited)

	For the three months ended March 31,
	2026	2025
Collaboration Revenue	$20,000	$—
Operating expenses
Research and development	32,716	19,572
General and administrative	11,499	7,536
Total operating expenses	44,215	27,108
Loss from operations	(24,215)	(27,108)
Other income:
Interest income	4,358	3,045
Total other income	4,358	3,045
Net loss	$(19,857)	$(24,063)
Net loss per share attributable to common stockholders, basic and diluted	$(0.42)	$(0.68)
Weighted-average common shares outstanding, basic and diluted	47,236,618	35,266,577

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the three months ended March 31,
	2026	2025

Net cash used in operating activities	$(13,061)	$(20,237)
Net cash provided by investing activities	37,941	21,031
Net cash provided by financing activities	531	5
Net increase in cash, cash equivalents and restricted cash	$25,411	$799